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                                                                   Exhibit 10.12


                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is made as of August 1, 1999, by and between TRAVELNSTORE.COM, Inc., a California corporation (the "Company") and Yula Greco, ("Employee").

        1. EMPLOYMENT. The Company hereby employs Employee to render exclusive and full-time services subject to the terms, conditions and provisions of this Agreement. Employee shall be an officer of the Company and shall have the title "Senior Vice President and Secretary of the Board". Employee shall render her services at such places in Camarillo, California and as the Company shall designate from time to time.

        2. ACCEPTANCE OF EMPLOYMENT. Employee hereby accepts employment by the Company subject to the terms, conditions and provisions of this Agreement, and agrees to devote her entire working time and attention and best talents and abilities exclusively to the service of the Company as the Company may direct during the term hereof. It is expressly understood and agreed that in the performance of her duties and obligations hereunder, Employee shall at all times be subject to the control and direction of the Company's Board of Directors.

        3. TERM. Notwithstanding the date on which this Agreement is actually executed by the Company and Employee or the date on which Employee is actually elected Senior Vice President and Secretary of the Board, the term of this Agreement shall begin as of July 1, 1999, and shall continue until June 30, 2000, unless sooner terminated as hereinafter provided. In the event that Employee shall continue in the full-time employment of the Company after June 30, 2000, such continued employment shall be subject to the terms and conditions of this Agreement, and the term of this Agreement shall include the period during which Employee in fact so continues in such employment.

        4. DUTIES. In her capacity as Senior Vice President she shall assist the Chief Executive Officer and President in the execution of the Company's business plan. In her capacity as Secretary of the Board she shall assist the Chairman in the operation of the Corporation and the conduct of all official meetings of the Board and the Shareholders. She will maintain the Corporate books and minutes and interface with professional services firms in regard to corporate matters.

                4.1 EXCLUSIVE EMPLOYMENT. Employee shall devote her full business time and effort during normal business hours to the business and affairs of the Company. Employee shall not be involved in any business activities other than those performed for the Company except as shall be permitted by the Board of Directors of the Company, as evidenced by resolution of the Board of Directors. Nothing in this Section shall prevent Employee from making passive financial investments. For purposes of this Agreement, "full business time" shall mean an average minimum of forty (40) hours per week as such weekly average shall be determined each month.

                4.2 SERVICES. Employee shall perform the duties of the Senior Vice President and Secretary of the Board of the Company, as defined in the Company's Bylaws in effect from time to time.


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        5.      COMPENSATION

                5.1 SALARY. In full consideration for the services to be rendered by Employee and in complete discharge of its salary obligations hereunder, the Company shall pay to Employee and Employee shall accept from the Company the following (subject to all withholding requirements which may be imposed by applicable federal, state or local authorities):

                        5.1.1 a salary equal to Seventy-two Thousand Dollars ($72,000.00) per year, which salary shall be paid in accordance with the Company's normal payment procedures;

                        5.1.2 reimbursement on a monthly basis for all reasonable expenses incurred in connection with the performance of duties under this Agreement, provided that such expenses are documented and approved by the Company in each instance;

                        5.1.3 such fringe benefits (such as paid vacations and participation in medical insurance plans and employee benefit plans) as may be authorized from time to time by the Board of Directors and as are generally available to all executive officers and senior employees of the Company; and

                        5.1.4 such other benefits (if any) as may be authorized from time to time by the Board of Directors of the Company and as are generally available to all executive officers and senior employees of the Company.

                5.2 STOCK OPTION PLAN. Employee shall be eligible to participate in the Company's 1997 Stock Option Plan and all other stock option, stock bonus and other incentive plans here or hereafter adopted by the Company, and in which executive officers and senior employees of the Company generally are eligible to participate.

                5.3 BONUS. Promptly after the end of each fiscal year, but in no event later than June 30, the Company shall review Employee's performance during such fiscal year and shall determine whether the Company shall pay Employee a bonus with respect to such fiscal year and, if so, the amount of any such bonus. Employee acknowledges and agrees that nothing in this Agreement or the Company's general policies shall require the Company to pay Employee a bonus for any fiscal year, to pay Employee a bonus in particular amount or to pay Employee a bonus by reason of the Company's payment of a bonus to any other employees of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay Employee any bonus for any fiscal year unless the amount and determination to pay the bonus has been approved by the Board of Directors of the Company.

                5.4 ANNUAL REVIEW. At the end of each fiscal year of the Company, the Company's Board of Directors shall review the salary and other benefits payable and provided to Employee under this Agreement and shall adjust such compensation and benefits effective as of the first day of the succeeding fiscal year to reflect employee's performance during the just-ended fiscal year.

        6. POLICIES AND REGULATIONS. Employee shall observe, comply with and be bound by all of the policies, rules and regulations established by the Company with respect to its employees and otherwise, all of which are subject to change by the Company from time to time.

        7.      TERMINATION.

                7.1 TERMINATION BY THE COMPANY. The Company may terminate this Agreement by giving to Employee thirty (30) days prior written notice of the resolution of the Company's Board of Directors to discharge Employee for "cause". For purposes of this Section , the term "cause" shall mean and include only (a) conviction


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of or confession by Employee to theft, fraud, or embezzlement against the
Company; (b) Employee's refusal or failure, after specific notice and demand by the Company, to diligently perform services for the Company as required by
Section 2 hereof; and (c) the incapacity or disability of Employee, as a result of which Employee is prevented from fully performing Employee's services under this Agreement for a consecutive period of sixty (60) days or longer or an aggregate of ninety (90) days or more during any twelve-month period. This Agreement shall terminate automatically at the end of such 30-day period and the Company shall have no further obligation to give Employee any further notice of termination.

                7.2 TERMINATION BY EMPLOYEE. Employee may terminate this Agreement for "cause" by giving the Company thirty (30) days prior written notice of employee's intent to terminate her employment. For purposes of this Section, the term "cause" shall include, but not be limited to the Company's breach or failure to perform any of its material obligations under this Agreement. At the end of such 30-day period, the Company's obligations to Employee under this Agreement shall cease; except that the Company shall be required to pay Employee any compensation that may be owing for services rendered under this Agreement prior to the date of termination.

                7.3 EMPLOYEE'S DEATH. This Agreement shall terminate automatically as of the date of Employee's death.

                7.4 EFFECT OF TERMINATION. In the event of the termination of this Agreement and except as otherwise specifically provided in this Agreement, the Company shall be released and discharged of and from all obligations under this Agreement except for its obligation to pay to Employee monies due and owing to Employee with respect to services performed prior to the date of termination of this Agreement.

        8. SUCCESSORS. This Agreement shall inure to the benefit of the Company's successors, assigns, grantees, and its affiliated, subsidiary, and parent companies. The Company may assign this Agreement and grant its rights hereunder in whole or in part to any affiliate, subsidiary or parent of the Company, to its successor or successors, or to a corporation with which it may be merged, consolidated, or combined, or to a corporation which may acquire all or a major portion of the Company's assets; provided that no such assignment shall be effective unless and until any such assignee shall expressly assume all of the Company's obligations hereunder.

        9.      CONFIDENTIAL INFORMATION.

                9.1 CONFIDENTIALITY. Employee shall not, either during the term of this Agreement or thereafter, except in the proper course of his performance of services under this Agreement, use or divulge, publish or disclose to any person, firm or company whomsoever any confidential information of the Company or any of its affiliate, subsidiary, or parent companies which she has heretofore received or obtained or hereafter receives or obtains, in relation to (a) the earnings, profits, costs, expenses or other financial aspects of the Company or such other company, (b) the clients, customer lists, or marketing practices of the Company or such other company, or (c) any other confidential information of the Company or such other company. The term "confidential information" shall mean all that information which here or hereafter is not generally known and which is confidential or proprietary to the Company or such other company. All information disclosed to Employee, or which Employee may obtain or have access to by reason of his employment under this Agreement, whether such information is originated by Employee or by others, which Employee reasonably should believe to be confidential information, or which is treated by the Company as confidential information, shall be treated for all purposes under this Agreement as confidential information. Immediately upon termination of his employment hereunder Employee shall return to the Company all records, files, documents and other materials (in whatever form or media) and all copies thereof, which contain or relate to any confidential information of the Company.

                9.2 OWNERSHIP OF CONFIDENTIAL INFORMATION. Employee hereby acknowledges that all


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Confidential Information is the property of the Company.

                9.3 INJUNCTIVE RELIEF. Employee hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages for a breach or threatened breach of any of the provisions of Section 10.1 and
10.2 or hereof. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of Section 10.1 and 10.2 and hereof and that such relief may be granted without the necessity of proving actual damages. The foregoing provision with respect to injunctive relief shall not, however, prohibit the Company from pursuing any other rights or remedies available to the Company for such breach or threatened breach, including, but not limited to, the recovery of damages from Employee or any third parties.

10.     MISCELLANEOUS PROVISIONS.

                10.1 NOTICES. Any notice given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail with return receipt requested, addressed to the person at the address set forth on the signature page of this Agreement, or at such other address as such party may from time to time designate in writing. Any notice shall be deemed delivered when given, if personally served, and ten (10) business days after mailing, if mailed.

                10.2 WAIVERS. All rights and remedies of the parties hereto are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to limit or exclude any other rights or remedies which the parties hereto may have. Neither party hereto shall be deemed to waive any rights or remedies under this Agreement unless such waiver is in writing and signed by such party. No delay or omission on the part of either party hereto in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

                10.3 SEVERABILITY. If any provision or portion thereof of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given and continue in full force and effect.

                10.4 SECTION HEADINGS. Section headings contained in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or modify the provisions of this Agreement.

                10.5 SURVIVAL OF CERTAIN PROVISIONS. Notwithstanding anything to the contrary contained herein, in the event of any termination of this Agreement, the Company shall retain all of its rights under Sections 8.1, 8.2, 8.3, and 8.4, and hereof.

                10.6 AUTHORIZED REPRESENTATIVE OF COMPANY. Although Employee is an officer of the Company, any and all actions and decisions to be taken or made by the Company under this Agreement or with respect to the employment relationship described in this Agreement, and any and all consents, approvals and agreements permitted or required to be given or made on the part of The Company under this Agreement, shall be made and accomplished by the Company only through the actions taken, in writing, of its Chief Executive Officer or such other person or persons as the Board of Directors of the Company may from time to time designate.

                10.7 ARBITRATION. Except for any action for specific performance or injunctive or other equitable relief, any controversy or claim between the Company and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall be settled by arbitration conducted in the City of Camarillo in accordance with, and by an arbitrator appointed pursuant to, the Rules of the American


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Arbitration Association in effect at the time, and judgment upon the award rendered pursuant thereto may be entered in any court having jurisdiction hereof, and all rights or remedies of the parties hereto to the contrary are hereby expressly waived. The arbitration will be conducted in private, and will not be open to the public or the media. The testimony and other evidence presented, and the results of the arbitration, unless otherwise agreed to by both parties, are confidential and may not be made public or reported by any news agency or legal publisher or service.

                10.8 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto, and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, either oral or written, between or among any of the parties relating to the subject matter of this Agreement which are not fully expressed herein.

                10.9 AMENDMENT. This Agreement may be amended only in writing duly executed by all of the parties hereto.

                10.10 GOVERNING LAW. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties with respect thereto shall be governed by the laws of the State of California.

                10.11 ATTORNEY'S FEES. In any arbitration, suit or other action between the parties seeking enforcement of any of the terms and provisions of this Agreement, the prevailing party in such arbitration, suit or other action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and a reasonable attorney's fees.

(Signatures appear on the following page)


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        IN WITNESS WHEREOF, the parties have entered into this Employment
Agreement as of the day and year first above written.

"Company"                                             "Employee"

TRAVELNSTORE.COM, INC.

By: /s/ JIM TYNER                           /s/ YULA GREEB
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   Jim Tyner, CEO                           Yula Greeb


ADDRESS FOR NOTICE                                   ADDRESS FOR NOTICE

1320 Flynn Road                             ____________________________________
Camarillo, California  93012                ____________________________________
Attn: CEO


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